UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                            October 14, 2026

CATERPILLAR INC.

(Exact name of registrant as specified in its charter)

Delaware	1-768	37-0602744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 100, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 891-7700

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock ($1.00 par value)	CAT	New York Stock Exchange
5.3% Debentures due September 15, 2035	CAT35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2026, Caterpillar Inc. (the “Company”) announced that Denise C. Johnson is transitioning from her position as group president of Resource Industries, effective as of November 1, 2026. The Company issued a press release in connection with Ms. Johnson’s retirement, which press release is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

On October 14, 2026, the Board of Directors of the Company appointed Derrick York, current president of the Solar Turbines subsidiary and senior vice president of the Company, as group president of Resource Industries, effective November 1, 2026.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following is furnished as an exhibit to this report:

99.1	Press Release, dated October 15, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATERPILLAR INC.

October 15, 2026	By:	/s/ Derek Owens
Derek Owens
Chief Legal Officer and General Counsel